Alfa International Corp.
107 Industrial Drive
Jersey City, New Jersey
07305

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Commission on February 19,1999 of our Report dated January 14, 2000 appearing on page F-1 of Alfa International Corp.'s Annual report on Form 10-KSB for the year ended December 31, 1999.



                                              WISS & COMPANY, LLP


Livingston, New Jersey
March 27, 2000